EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of PSEG Energy Holdings Inc. on Form S-4 of our report dated August 16, 1999 appearing in this Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Parsippany, New Jersey
January 28, 2000